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                                                                    EXHIBIT 10.6
                                                                    ------------



                         FORM OF EMPLOYMENT AGREEMENT

                                 BY AND AMONG

                          ROBERT F. DRIVER CO., INC.,

                          CENTERPOINT ADVISORS, INC.

                                      AND

                               THOMAS W. CORBETT
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                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of __________ __, 1999, by and among Robert F. Driver Co., Inc., a Delaware corporation (the "Company"), CenterPoint Advisors, Inc., a Delaware corporation ("CenterPoint"), and Thomas W. Corbett ("Employee").

                             PRELIMINARY RECITALS

     A. Reference is made to that certain Merger Agreement dated as of March __, 1999 (the "Merger Agreement"), by and among the Company, CenterPoint, and the stockholders of the Company identified on Schedule A to the Merger
                                              ----------
Agreement, providing for the Merger by CenterPoint of all of the issued and outstanding capital stock of the Company.

     B. Employee has been a substantial owner and executive officer of the Company since _________, and has extensive knowledge and a unique understanding of its business.

     C. The Company and CenterPoint desire to employ Employee, and Employee desires to be employed by the Company and CenterPoint, all under the terms and conditions set forth herein.

     D. It is a condition to the consummation of the Merger Agreement that the Company, CenterPoint and Employee enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Employment.
          ----------

          1.1  Engagement of Employee.
               ----------------------

               (a) For the Employment Period (hereinafter defined), the Company hereby employs Employee as Chief Executive Officer and Chairman of the Board of the Company, and Employee hereby accepts such employment.

               (b) For the Employment Period, CenterPoint hereby employs Employee as President and Chief Operating Officer of the Business and Financial Services Group of CenterPoint ("COO of BFS Group") and Employee hereby accepts such employment.
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               (c)  During the Employment Period, CenterPoint shall use its best efforts, subject to its fiduciary duty, to cause Employee to be and remain appointed to the Executive Committee of the CenterPoint Board of Directors.

               (d) CenterPoint and the Company shall use their best efforts to cause Employee to be and remain appointed to the Board of Directors of the Company during the Employment Period. During the Employment Period, Employee shall have the right to approve nominees to the Company's Board of Directors, which approval shall not be unreasonably withheld. Employee acknowledges and agrees that the actions of the Board of Directors of the Company are subject to their fiduciary duties to the Company's sole shareholder, CenterPoint, and that the Board of Directors of the Company shall serve at the direction of CenterPoint.

          1.2  Duties and Powers.
               -----------------

          (a) At all times during the Employment Period (as hereinafter defined), Employee will serve as the Company's Chief Executive Officer and Chairman of the Board and will have such responsibilities, duties and authority, and will render such services for the Company and its affiliates, as are commensurate with the position of Chief Executive Officer and Chairman of the Board of the Company. Unless otherwise agreed, Employee will report directly to the Chief Executive Officer of CenterPoint.

          (b) It is understood and agreed by the parties hereto that, subject to the last three sentences of Section 1.2(c), the Company shall have operational control of, and Employee in his capacity as Chief Executive Officer of the Company shall be the most senior executive responsible for the operations of CenterPoint's insurance business, including without limitation, property and casualty insurance, life insurance, health and welfare, third party benefits administration (except business currently conducted by Insurance Design Administrators ("IDA") described in Exhibit A hereto), surety bonds, marine insurance, public entity insurance and MGA/MGU operations and other insurance-related businesses (collectively, the "Driver Controlled Insurance Business"). Notwithstanding the foregoing, if during the Employment Period, CenterPoint makes a strategic decision to significantly expand its life insurance business (whether by acquisition or otherwise), then Employee and CenterPoint shall jointly determine in good faith whether such life insurance business will remain a part of the Driver Controlled Insurance Business, or whether it will be operated as a separate platform within the BFS Group.

          (c) Employee shall have general responsibility for day-to-day operations of the Company. He shall also be responsible for the execution and implementation of the Company's business plan, which will be prepared on an annual basis by the Company and reviewed and approved by the CenterPoint Board of Directors. Employee shall have overall responsibility for (i) the selection, creation, development, cessation and implementation of lines of business and other products provided by the Company; (ii) the

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     Company's pricing, billing and collection policies; (iii) business development, marketing, advertising and producer relations; (iv) hiring, retention, training and compensation of personnel; and (v) management of other overheads. Employee agrees and acknowledges that (i) the operations of the Company will be subject to compliance with reasonable policies and procedures, not inconsistent with the foregoing areas of responsibility, adopted by CenterPoint and (ii) that the CenterPoint Board of Directors shall be entitled to take actions which override the operating autonomy of the Employee set forth in this Section 1.2(c) if it determines in good faith that fulfilment of the CenterPoint Board of Directors' fiduciary duties requires that it take such actions. Employee further acknowledges and agrees that the operating autonomy provided herein is based on the Company performing substantially in line with its annual business plan, and that if the Company fails to achieve at least (i) 75% of the key financial objectives in the business plan for any quarter, or (ii) 80% of the key financial objectives in the business plan for any two consecutive quarters, CenterPoint or its designees will have the right to exert significantly greater control over the Company's operations. Each year, in connection with the approval of the Company's business plan, the CenterPoint Board of Directors and the Company Board of Directors shall agree on the "key financial objectives" for such period.

          (d) It is the intention of CenterPoint that the Company, under the leadership of Employee, shall have primary responsibility for the identification, execution and integration of acquisitions in the Driver Controlled Insurance Business. Any such acquisitions, however, must be subject to the general oversight of, and comply with policies established by, the CenterPoint Board of Directors. Accordingly, the Company shall make, or agree to make, acquisitions in the Driver Controlled Insurance Business only if such acquisitions (i) are specifically approved by the CenterPoint Board of Directors or its designee, (ii) are included in an annual business plan that has been approved by the CenterPoint Board of Directors, and (iii) satisfy certain quantitative criteria (including, without limitation, maximum size and minimum return on investment) that have been previously approved by the CenterPoint Board of Directors and agreed to by Employee. However, neither CenterPoint nor the Company shall, without the consent of Employee (which shall not be unreasonably withheld), acquire or agree to acquire any companies and/or businesses that are predominantly engaged in a Driver Controlled Insurance Business.

          (e) During the Employment Period, Employee will serve as President and COO-BFS Group of CenterPoint and will have such responsibilities, duties and authority and will render such services to CenterPoint and its affiliates, commensurate with the position of President and COO-BFS Group, as the Chief Executive Officer of CenterPoint shall from time to time reasonably direct. In such capacity, Employee shall report to the Chief Executive Officer of CenterPoint. Employee's duties as President and COO-BFS shall include responsibility for establishing and maintaining the overall strategic direction of the BFS Group, including (i) its internal growth strategy, (ii) integration of the services of the BFS Group within other platform companies in the BFS Group as well as with

                                       3
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     professional services platform companies of CenterPoint and (iii) its external growth by acquisition or otherwise. The BFS Group shall include all insurance services (including life insurance and the IDA business), financial services and products as well as other businesses which the CenterPoint Board determines are appropriate for the BFS Group. However, the parties acknowledge that if the BFS Group grows to include a substantial complement of businesses outside of Employee's experience and expertise, his position as President and COO-BFS shall be jointly evaluated by Employee and the CenterPoint Board. If, after such evaluation, the CenterPoint Board determines that it is in CenterPoint's best interests to replace Employee as President and COO-BFS, it shall so notify Employee and Employee shall be so replaced. Any such replacement of Employee shall not cause a decrease in Employee's compensation and benefits as set forth in
     Section 2 and shall not be considered a Constructive Termination (as hereinafter defined). CenterPoint acknowledges that it will provide to any other person serving as President and COO-BFS a competitive compensation package, including base salary, bonus and equity based components.

          (f) Employee agrees diligently and faithfully to serve the Company and CenterPoint, comply with all Company and CenterPoint policies and procedures in effect from time to time and to devote Employee's best efforts, highest talents and skills and full time and attention during normal business hours to the furtherance and success of the Company's business and of CenterPoint's Business and Financial Services Group. Notwithstanding the foregoing, Employee may engage in charitable and community affairs and the management of his personal passive investments provided that such activities do not interfere with the performance of his duties hereunder. All parties acknowledge and agree that the management of the business and affairs of the Company and CenterPoint are subject to the fiduciary and legal duties of the CenterPoint Board and the Company's Board and compliance with the policies and procedures of CenterPoint and the Company as set forth by their respective board of directors.

          1.3  Employment Period.  Employee's employment under this Agreement
               -----------------
     shall be for a period commencing as of the date of this Agreement and ending at the close of business on the fifth anniversary of the date of this Agreement (the "Initial Employment Period"). This Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or Employee, as the case may be, provides written notice to the other party at least ninety (90) days prior to the termination of any such period, stating its, his or her desire to terminate this Agreement. The Initial Employment Period and each successive Renewal Period shall be referred to herein as the "Employment Period." Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Sections 1.5 and 1.6 below.

          1.4  Place of Employment.  Employee's services hereunder shall be
               -------------------
     rendered at such locations in the Southern California area as shall be agreed to by Employee and the

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     CenterPoint Board, subject to such travel as may be reasonably required in connection with the business of the Company and CenterPoint. Employee's primary office shall be the existing Company offices in Newport Beach, California. Employee shall not be required to relocate to any other area without his or her consent.

          1.5  Termination of Employment for Cause, Death or Disability.  The
               --------------------------------------------------------
     Company has the right to terminate Employee's employment hereunder by the Company and CenterPoint, by notice to Employee in writing at any time, for Cause (as hereinafter defined), and such employment shall automatically be terminated upon the death or the Disability (as hereinafter defined) of Employee. Any such termination shall be effective upon the date of service of such notice pursuant to Section 7.9 hereof, in the case of termination for Cause, or immediately upon the death or Disability of Employee, and the Employment Period shall terminate as of the effective date of such termination.

          "Cause," as used herein, means the occurrence of any of the following events:

               (i) final non-appealable conviction of (A) a felony or (B) any crime involving (a) moral turpitude or (b) the violation of ethical standards established by the Company, CenterPoint or generally prevailing in the insurance agency/broker business;

               (ii) the willful failure of Employee to comply with reasonable and lawful directions, not inconsistent with the provisions of this Agreement, of the CenterPoint Board, the Company's Board or such other person to whom Employee reports pursuant to this Agreement after (A) written notice is delivered to Employee describing such willful failure and (B) if reasonably possible or practical to cure, Employee has failed to cure or take substantial steps to cure such willful failure after a reasonable period of time, as determined by the Board in its discretion (not to be less than 30 days from the date of delivery of such notice);

               (iii) the good faith determination by the CenterPoint Board or the Company's Board in the exercise of its reasonable judgment that Employee has committed an act or acts in the course of his employment constituting fraud or misappropriation of material Company or CenterPoint property;

               (iv) a material breach by Employee of any of the terms, conditions or covenants set forth in Section 3 of this Agreement; or

               (v) a material breach by Employee of any of the other terms or conditions of this Agreement if (A) written notice is delivered to Employee describing such breach and (B) if reasonably possible or practicable to cure, Employee has failed to cure or take substantial steps to cure such breach after a reasonable period of time, as determined by the Board in its discretion (not to be less than 30 days from the date of delivery of such notice).

          Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his material duties or obligations under this Agreement, with or without reasonable accommodation, for a total period of 180 days or more. The CenterPoint Board shall determine, according to the facts then available, whether and when the Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable and the CenterPoint Board will, if available, take into consideration the expert written medical opinion of two physicians selected by the CenterPoint Board, after such physicians have completed an examination of Employee. Employee agrees to make reasonable efforts to make himself available for such examinations upon the reasonable request of the Company.

          1.6  Termination of Employment Without Cause.  The Company has the
               ---------------------------------------
     right to terminate Employee's employment with the Company, by notice to Employee in writing at any time, without Cause (as hereinafter defined). Any such termination shall be effective upon the date of service of such notice pursuant to Section 7.9 hereof.

     2.   Compensation and Benefits.
          -------------------------

          2.1  Salary.  In consideration of Employee performing his duties under
               ------
     this Agreement during the Employment Period, the Company will pay Employee a base salary at a rate of $350,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. Employee's Base Salary shall in no event be reduced if he ceases to serve as COO-BFS Group. The Base Salary may be increased (but not decreased), from time to time during the Employment Period, as determined by the Compensation Committee of the Board of CenterPoint (the "Compensation Committee"), in its sole discretion. If the Employment Period is terminated for any reason, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

          2.2  Bonus.
               -----

               (a) For calendar year 1999, Employee shall be eligible to earn an annual bonus of up to $250,000 (prorated pursuant to subsection (c) below) pursuant to a CenterPoint bonus plan established prior to the date of this Agreement. A bonus shall be payable under the plan if the Company exceeds its EBITDA performance targets established in connection with the Merger Agreement by agreed-upon amounts and if CenterPoint achieves a percentage of its EPS performance targets established in connection with its initial public offering.

               (b) For future years, Employee shall be eligible to earn an annual bonus of up to $250,000 under CenterPoint's incentive compensation policies for executive employees based upon such factors as (i) the financial performance of the Company, (ii) the financial performance of CenterPoint, and (iii) the achievement of personal performance goals. Such criteria and goals, and the amount of a bonus, if any, shall be established by the Compensation Committee of the Board of Directors of CenterPoint.

               (c) Any bonus for a partial year shall be prorated for that year. All bonuses awarded to Employee hereunder shall be payable in accordance with Company policy.

          2.3  Additional Compensation. In addition to the compensation set
               -----------------------
     forth in Section 2.1 and Section 2.2, the Company will pay Employee $400,000 per annum (the "Additional Compensation"), payable in accordance with the Company's regular payroll policies. The Additional Compensation shall be funded by a direct offset of commission amounts previously provided for under a prior producer employment agreement.

          2.4  Obligations Upon Termination of Employment.
               ------------------------------------------

               (a) If the Company shall terminate Employee's employment during the Employment Period for any reason (other than pursuant to Section
          1.3 or for Cause, death or Disability pursuant to Section 1.5 of this Agreement), or if Employee shall voluntarily terminate his employment during the Employment Period and within 90 days after a Constructive Termination (as hereinafter defined), Employee shall be entitled to a lump sum severance payment equal to (A) the product of (i) $800,000 and (ii) the greater of (x) the number of years (or fractions thereof) remaining in the Employment Period or (y) three years (the "Severance Period") and (B)(i) if permitted under Company's group health insurance coverage, continuation at the cost of Company of coverage thereunder for Employee and, if dependent coverage is then in effect, his covered dependents (subject to such changes in coverage as shall apply to Company's employees generally and provided that if the cost of dependent coverage prior to termination of employment was being paid by Employee, such cost shall continue to be payable by Employee) or (ii) if not so permitted, reimbursement by the Company of the premiums for group health insurance coverage payable by Employee under COBRA, and thereafter under an insurance plan reasonably comparable to that in effect prior to the Severance Period, until the end of the Severance Period or until other employment is obtained, whichever occurs first ((A) and (B) collectively, the "Severance Benefits"). The Severance Benefits payable under (A) and (B)(ii) above shall be paid in equal installments on the Company's normal payroll payment dates occurring during the Severance Period. It shall be a condition to Employee's right to receive the Severance Benefits that (i) Employee shall execute and deliver to the

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          Company a written separation agreement, in form and substance reasonably satisfactory to the Company (but not inconsistent with this Agreement), which agreement shall, among other things, contain a general release by Employee of all claims arising out of Employee's employment or termination of employment (but excluding claims for indemnification for third party claims pursuant to the Company's certificate of incorporation and/or bylaws or any indemnification agreement between Employee and the Company or CenterPoint), and (ii) Employee shall be in compliance with all of Employee's obligations which expressly survive termination hereof, including without limitation those arising under Section 3 hereof. The Severance Benefits are intended to be in lieu of all other payments to which Employee might otherwise be entitled in respect of termination of Employee's employment without Cause. In addition to payment of Severance Benefits, all options to purchase CenterPoint stock granted to Employee prior to the date of (i) a termination by the Company without Cause, (ii) Employee's voluntary termination of his employment during the Employment Period and within 90 days after a Constructive Termination, or (iii) Employee's death or Disability shall vest and become exercisable on the date of such event and for a period of one year thereafter. Except as expressly provided above, no fringe or other employee benefits shall be payable during or after the Severance Period.

               (b) If Employee's employment shall be terminated by Company for "Cause" pursuant to Section 1.5 or if Employee shall voluntarily terminate his employment during the Employment Period and not within 90 days after a Constructive Termination, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the effective date of the termination of the Employment Period (except for the payments required under Section 2.1 to the date of such termination), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Section 3 hereof at law or in equity).

               (c) For the avoidance of doubt, Severance Benefits shall not be payable if Employee's employment is terminated pursuant to Section 1.3 or for Cause or by reason of his death or Disability pursuant to
          Section 1.5, but shall continue to be payable during the Severance Period if his or her employment is terminated (i) without Cause or
          (ii) by reason of and within 60 days after a Constructive Termination (as described below) and he subsequently dies or becomes disabled.

               (d) "Constructive Termination" as used herein, shall be deemed to have occurred if the Company or CenterPoint (i) fails to elect or retain Employee as Chairman of the Board and Chief Executive Officer of the Company as provided in Section 1 or (ii) materially breaches (after a 30-day notice and cure period) any material covenant or agreement made by either CenterPoint or the Company under this Agreement; (iii) assigns duties to Employee hereunder which are materially inconsistent with his position as either Chairman of the Board or Chief Executive Officer of the Company, (iv) reduces Employee's Base Salary, Minimum Expense Allowance, Bonus or Additional Compensation or materially reduces his other employee benefits and perquisites, taken in the aggregate, unless such reduction is the result of a termination of a benefit plan as to substantially all managerial employees of the Company or CenterPoint, (v) requires Employee to relocate in violation of Section 1.4, (vi) if any of the events described in Section 2.3(e) occur, or (vii) in the event the Company is required to pay to Jerold
          D. Hall ("Hall") or P. Gregory Zimmer ("Zimmer") "Severance Benefits" (for the purposes of this sentence, "Severance Benefits" with respect to Hall and Zimmer, shall have the meaning reflected in the Hall Employment Agreement and the Zimmer Employment Agreement, respectively) pursuant to either of the employment agreements of even date herewith between the Company and Hall or Zimmer (the "Hall Employment Agreement" and the "Zimmer Employment Agreement," respectively); provided however that this subsection (d)(vii) shall not apply in the event any of Employee, Hall or Zimmer has taken the action which would require "Severance Benefits" to be paid to Hall and/or Zimmer under their respective employment agreements. Notwithstanding the forgoing, the parties acknowledge and agree that neither CenterPoint's exercise of authority pursuant to the last three sentences of Section 1.2(c) or the last sentence of Section 1.1(d) nor CenterPoint's selection of a replacement President and COO-BFS pursuant to Section 1.2(e) shall be a Constructive Termination.

               (e) The occurrence of a "change in control of the Company," as that term in hereafter defined, shall constitute a Constructive Termination. For purposes of this Agreement, "change in control of the Company" means (i) the acquisition of ownership by any person or group of two (2) or more persons, of fifty percent (50%) or more of the assets of the Company, or of the issued and outstanding common stock of the Company, whether by or as a result of purchase, tender offer, exchange offer, merger, or otherwise, and whether by or as a result of one transaction or a series of transactions (except for any exercise of purchase rights under Section 6 hereof which shall be expressly excluded from this definition of "change in control"); or (ii) the adoption of a plan of liquidation or dissolution of the Company. "Person," as used herein, means any individual, trust, partnership, limited liability company, joint venture, corporation or business entity, however known, foreign or domestic. Under no circumstances shall an event which would constitute a change in control of CenterPoint constitute a change in control of the Company unless it otherwise constitutes a change in control of the Company.

          2.5  Benefits, Expenses and Pension Plan.  During the Employment
               -----------------------------------
     Period, the Company agrees to provide to Employee such fringe and other employee benefits and prerequisites as are provided, from time to time, to any other senior officers of CenterPoint or a subsidiary of CenterPoint (upon no less favorable terms as provided to such officers), including without limitation, vacation, health and insurance benefits, and the opportunity to participate in CenterPoint's stock option plans. Employee acknowledges that CenterPoint and the Company shall retain the right to discontinue or modify any employee benefit program (including, without limitation, CenterPoint's stock option plans) at any time. The Company will provide Employee a $50,000 account for expenditure (the "Minimum Expense Allowance") (which amount shall include Employee's automobile lease expenditures) in accordance with the Company's Producer Expense Program (or any applicable replacement expense program of the Company or CenterPoint) and will, in addition, also reimburse Employee for out-of-pocket expenses reasonably incurred in the course of performing his duties hereunder.

     3.   Covenants.
          ---------

          3.1  Employee's Acknowledgment.  Employee acknowledges that:
               -------------------------

               (a) the Company is and will be engaged in the business of providing professional services, in particular the Driver Controlled Insurance Business during the Employment Period and thereafter;

               (b) Employee will occupy a position of trust and confidence with the Company after the date of this Agreement and, during the Employment Period and Employee's employment under this Agreement, Employee will become familiar with the Company's proprietary and confidential information concerning the Company, the Driver Controlled Insurance Business, and the business of the BFS Group (collectively the "Business");

               (c) the agreements and covenants contained in this Section 3 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company's entering into this Agreement;

               (d) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement; and

               (e) Employee has means to support himself and his dependents other than by engaging in activities that would violate Section 3.2, and the provisions of this Section 3 will not impair such ability.

          3.2  Non-Compete.  Employee hereby agrees that during the period of
               -----------
     time commencing as of the date hereof and ending as of that date that is two years after Employee's employment with the Company has been terminated (other than by the expiration of this Agreement at the end of the Employment Period without renewal) (the

     (the "Restrictive Period"), he shall not, for any reason whatsoever, directly or indirectly for himself or on behalf of or in conjunction with any other person:

               (a) engage, directly or indirectly, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative in, or otherwise own, operate, manage, control, engage in, participate in, act as a representative, agent, consultant or advisor to, or render services for (alone or in association with any person, firm, corporation or other entity, including through agents, brokers or surplus line brokers), any business selling any products or services in direct competition with the Company or the BFS Group, within any business market where the Company or the BFS Group conducted or conducts business at any time (the "Territory");

               (b) sell or provide, directly or indirectly, any competitive products or services to, or solicit for the purpose of selling or providing any competitive products or services to, or otherwise accept commissions from, any person or entity that was a customer of the Company or the BFS Group or any subsidiary or affiliate thereof (including any agents or brokers that produce insurance through the Company or the BFS Group or any affiliate or subsidiary thereof) at any time during the preceding one-year period or that was known by Employee to have been actively being solicited by the Company or the BFS Group or any subsidiary or affiliate thereof to become a customer at any time during such period including any "Policyholders," "Premium Finance Customers," "Prospective Policyholders" or "Prospective Premium Finance Customers" (as each such term is defined in the Merger Agreement);

               (c) call upon any person who is, at that time, within the Territory, an employee of CenterPoint (including the subsidiaries and affiliates thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of CenterPoint (including the subsidiaries and affiliates thereof), or hire such person;

               (d) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction (as hereinafter defined) with any entity with respect to which CenterPoint or any subsidiary or affiliate thereof has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the preceding one-year period; and

               (e) disclose the identity of (i) any agents, brokers or surplus line brokers that produce or finance insurance through the Company or the BFS Group or a subsidiary or affiliate thereof or (ii) any Policyholder, Prospective Policyholder,

          Premium Finance Customer or Prospective Premium Finance Customer, or any part thereof, to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever.

          For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter market so long as the Employee does not consult with or is not employed by such competitor.

          For the avoidance of doubt, Employee hereby confirms that he is subject to separate non-competition provisions under the Merger Agreement which are in addition to obligations under this Agreement.

          3.3  Intellectual Property Rights.  Employee will promptly
               ----------------------------
     communicate, disclose and transfer to the Company free of all encumbrances and restrictions (and will execute and deliver any papers and take any reasonable action at any time deemed reasonably necessary by the Company to further establish such transfer) all of Employee's right, title and interest in and to all ideas, discoveries, inventions and improvements relating to the Business created, originated, developed or conceived of by Employee solely or jointly with others during the term of Employee's employment hereunder, whether or not during normal working hours. Employee agrees that all right, title and interest in and to all such ideas, discoveries, inventions and improvements shall belong solely to the Company, whether or not they are protected or protectible under applicable patent, trademark, service mark, copyright or trade secret laws. Employee agrees that all work or other material containing or reflecting any such ideas, discoveries, inventions or improvements shall be deemed work made for hire as defined in Section 101 of the Copyright Act, 15 U.S.C.(S)101. Such transfer shall include all patent rights, copyrights, trademark and service mark rights, and trade secret rights (if any) to such ideas, discoveries, inventions and improvements in the United States and in all other countries. Employee further agrees, at the expense of the Company, to take all such reasonable actions and to execute and deliver all such assignments and other lawful papers relating to any aspect of the prosecution of such rights in the United States and all other countries as the Company may request at any time during the Employment Period or after termination thereof.

          3.4  Interference with Relationships.  Other than in the performance
               -------------------------------
     of his duties hereunder, during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, solicit or intentionally encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company, CenterPoint or any of its subsidiaries or affiliates.

          3.5  Confidential Information.  Other than in the performance of his
               ------------------------
     duties hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, directly or indirectly furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of CenterPoint, the Company or the Business, including, but not limited to, information relating to financial statements, employees, clients, consultants, suppliers, policies and procedures, financial records and data, managerial and operational policies, plans, methods, practices, customer and vendor lists, risk rating, underwriting rate criteria, specifications, pricing elements, carrier products, marketing, equipment, programs, strategies, analyses, profit margins, or other proprietary information of or used by CenterPoint, the Company or any other subsidiary of CenterPoint in connection with the Business and the business of each of CenterPoint's subsidiaries; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and CenterPoint.

          3.6  Blue-Pencil.  If any court of competent jurisdiction shall at any
               -----------
     time deem the Restrictive Period too lengthy or the Territory too extensive, the other provisions of this Section 3 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or territory to permissible duration or size.

          3.7  Return of Company Materials Upon Termination.  Employee
               --------------------------------------------
     acknowledges that all price lists, sales manuals, catalogs, binders, client lists and other client information, supplier lists and other supplier information, financial information, memoranda, correspondence and other records or documents including information stored on computer disks or in computer readable form, containing Confidential Information prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company is and shall remain the property of the Company and that upon termination of Employee's employment hereunder, Employee shall return immediately to the Company all such items, together with all copies thereof, in Employee's possession.

          3.8  Remedies.  Employee acknowledges and agrees that the covenants
               --------
     set forth in this Section 3 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event Employee breaches or threatens to breach any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event Employee breaches or threatens to breach any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or the threat of such a breach by Employee, including the recovery of any damages which it is able to prove.

          3.9  Company.  For purposes of this Section 3, the term "Company" or
               -------
     "CenterPoint" shall include each and their respective subsidiaries, affiliates, permitted assignees and any permitted successors in interest of their respective subsidiaries or affiliates.

          3.10 Reasonable Restraint.  It is agreed by the parties hereto that
               --------------------
     the foregoing covenants in this Section 3 impose a reasonable restraint on Employee in light of the activities and business of CenterPoint (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of CenterPoint; but it is also the intent of the parties that such covenants be construed and enforced in accordance with the changing activities and business of CenterPoint (including the subsidiaries thereof) throughout the respective terms of these covenants.

          It is further agreed by the parties that, in the event that the Employee ceases to be employed by the Company, CenterPoint or any subsidiary or affiliate thereof, and Employee enters into a business or pursues activities not in competition with CenterPoint and/or any subsidiary thereof, or similar activities or businesses in locations the operations of which, under such circumstances, does not violate this
     Section 3 and in any event such new business, activities or location are not in violation of this Section 3, Employee shall not be chargeable with a violation of this Section 3 if CenterPoint and/or any subsidiary thereof shall thereafter enter the same, similar or competitive (i) business, (ii) course of activities or (iii) location, as applicable.

          3.11 Independent Covenant.  All of the covenants in this Section 3
               --------------------
     shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against the Company, CenterPoint or any subsidiary or affiliate thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the respective periods of time during which Employee's covenants as set forth in this Section 3 are effective shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 3.

     4.   Effect of Termination.  If Employee or the Company should terminate
          ---------------------
Employee's employment for any reason, then, notwithstanding such termination, those provisions contained in Sections 2.3, 3, 4 and 5 hereof shall remain in full force and effect.

     5.   Income Tax Treatment.  Employee and the Company acknowledge that it is
          --------------------
the intention of the Company to deduct all amounts paid under Section 2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that he will treat all such amounts as required pursuant to all applicable tax laws and regulations.

     6.   Right of First Refusal.
          ----------------------

     (a) Subject to the terms and conditions of this Section 6, the Company and CenterPoint hereby grant to the Employee Group (as hereinafter defined), during the Initial Employment Period (or, with respect to Employee, such shorter period of time ending on the date that (y) Employee's employment is terminated pursuant to Section 1.5 hereof or (z) Employee voluntarily terminates his employment hereunder and not within ninety (90) days after a Constructive Termination) (the "First Refusal Period"), the following limited right of first refusal (the "First Refusal Right") with respect to the sale of the Driver Controlled Insurance Business (the "Sale"), whether in the form of (i) the sale of all or substantially all of the assets of the Company (either independently or as part of the assets of the BFS Group), (ii) the sale of all or substantially all of the capital stock of the Company or (iii) the merger of the Company, in each case limited to a sale to a company engaged in commercial insurance business (collectively, the "Competitors"). Notwithstanding anything to the contrary in this Agreement, the First Refusal Right shall not apply to the sale of all or substantially all of the assets or capital stock of CenterPoint, or to any other business combination involving CenterPoint.

     (b) In the event that Company or CenterPoint desires to accept a bona fide offer for the Sale from any of the Competitors during the First Refusal Period, Company and CenterPoint shall promptly deliver to the Employee Group written notice (the "Disposition Notice") of the terms and conditions of such offer, including, among other things, the proposed purchase price, the form of transaction and the identity of the Competitor offeror.

     (c) The Employee Group shall have, for a period of forty-five (45) days following receipt of the Disposition Notice, the right to agree in good faith to consummate the Sale upon the same terms and conditions as those specified in the Disposition Notice. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Company and CenterPoint prior to the termination of the forty-five (45) day exercise period. Upon expiration of the forty-five (45) day exercise period without receipt of the Exercise Notice, the Company and CenterPoint shall be entitled to consummate the Sale.

     (d) Should the purchase right specified in the Disposition Notice be payable in property other than cash, the Employee Group shall pay the purchase price in the form of cash equal in amount to the value of such property. If the Employee Group and CenterPoint cannot agree on such cash value within forty-five
(45) days after the Employee Group's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Employee Group and CenterPoint or, if they cannot agree on an appraiser within fifty (50) days after the Employee Group's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Employee Group and CenterPoint. The closing of the Sale to the Employee Group shall then be held no later than one hundred twenty (120) days following the (i) delivery of the Exercise Notice or (ii), if applicable, the day such cash valuation shall have been made.

     (e) As used in this Section 6, the term "Employee Group" shall mean an investment committee consisting of members of senior management of the Company, which committee may also include both other employees and outside investors and represented by Employee, or if Employee does not represent such Employee Group, is no longer employed with the Company or has not been designated to represent the Employee Group, if any, Hall, or if Hall is no longer employed with the Company or has not been designated to represent the Employee Group, if any, Zimmer. If no Employee Group exists, the rights provided under this Section 6 shall be deemed terminated. Employee acknowledges and agrees that (i) each of Hall and Zimmer have been granted by the Company and CenterPoint substantially similar rights as the Right of First Refusal granted to Employee hereunder, (ii) the Right of First Refusal, and such similar rights granted to such persons, can only be exercised collectively by the Employee Group and (iii) Company and CenterPoint shall have no liability whatsoever to Employee, or to Hall or Zimmer, if Employee and Hall and Zimmer cannot agree how to proceed with respect to exercising such rights.

     7.   Miscellaneous.
          -------------

          7.1  Life Insurance.  The Company may at its discretion and at any
               --------------
     time apply for and procure as owner and for its own benefit and at its own expense, insurance on the life of Employee in such amounts and in such form or forms as the Company may choose. Employee shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be reasonably and customarily required by the insurance company or companies to whom the Company has applied for such insurance. Employee shall have no interest whatsoever in any such policy or policies, except that, upon the termination of Employee's employment hereunder, Employee may Merger any and all such insurance from the Company for an amount equal to the actual premiums thereon previously paid by the Company.

          7.2  Maintenance of Company.  During the Employment Period,
               ----------------------
     CenterPoint shall maintain the Company as a separate subsidiary corporation.

          7.3  Gross Up for Excise Tax Liability.  If it shall be determined
               ---------------------------------
     that any payment or benefit received or to be received by Employee pursuant to Section 2.4 of this Agreement (all such payments and benefits a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision) (the "Excise Tax"), then the Company shall make to Employee an additional payment (a "Gross-Up Payment") in an amount necessary to reimburse Employee, on an after-tax basis, for the Excise Tax and for any federal, state and local income tax and excise tax (including any interest and penalties imposed with respect to such taxes) that may be imposed by reason of the Payment, such that, after the payment of such Excise Tax, federal, state and local income tax and excise tax (and any interest and penalties relating thereto), Employee shall retain an amount equal to the amount Employee would have obtained had the Excise Tax not applied. For purposes of determining the amount of any Gross-Up Payment, Employee shall be deemed to pay federal, state and local income taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made. All determinations required to be made under this Section 7.3, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment shall be made by CenterPoint's independent accounting firm (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Employee within 15 business days of the request for such determination. Such request may be made by either party hereto. The Company shall pay the fees and expenses of the Accounting Firm in connection with any determinations hereunder. The Gross-Up Payment shall be paid by the Company within 30 days of the Accounting Firm's determination of the amount thereof.

          7.4  Assignment.  No party hereto may assign or delegate any of its
               ----------
     rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement upon written notice to Employee (i) to any affiliate of the Company to which the Business of the Company is assigned at any time or any surviving entity following any merger or consolidation of the Company and any other entity or (ii) in connection with the sale of the Business by the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, permitted successors and assigns of the parties hereto whether so expressed or not.

          7.5  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
     herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements, with respect to the subject matter hereof, including, without limitation, the Contract dated January 1, 1999 by and between

     Employee and the Company (the "Prior Employment Agreement"); provided, however, that the provisions of Section 10 of the Prior Employment Agreement shall remain in effect and are by this reference hereby incorporated into this Agreement as though fully set forth herein.

          7.6  Severability.  Whenever possible, each provision of this
               ------------
     Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7.7  Amendment; Modification.  No amendment or modification of this
               -----------------------
     Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

          7.8  Governing Law.  This Agreement shall be construed and enforced in
               -------------
     accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of California with out giving effect to provisions thereof regarding conflict of laws.

          7.9  Notices.  All notices, demands or other communications to be
               -------
     given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a nationally recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a nationally recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses indicated below:

               (a)  If to Employee:

                    Thomas W. Corbett
                    c/o Robert F. Driver Co., Inc.
                    1620 Fifth Avenue
                    San Diego, California 92101
               with a copy to:

                    _____________________
                    _____________________
                    _____________________
                    _____________________

               (b)  If to the Company or CenterPoint:

                    Robert F. Driver Co., Inc.
                    1520 Fifth Avenue
                    San Diego, California 92101
                    Attention:  Jerold D. Hall

               with a copy to:

                    CenterPoint Advisors, Inc.
                    225 West Washington Street, 16/th/ Floor
                    Chicago, Illinois  60606
                    Attention:  Robert Basten

               with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Suite 1600
                    Chicago, Illinois  60661
                    Attention:  Howard S. Lanznar, Esq.

     or to such other address or facsimile number or to the attention of such other person or entity as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission), (ii) five business days after the date of mailing if sent by certified or registered mail or (iii) one business day after date of delivery to the overnight courier if sent by overnight courier.

          7.10 Counterparts.  This Agreement may be executed in multiple
               ------------
     counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          7.11 Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
     in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

          7.12 No Strict Construction.  The language used in this Agreement will
               ----------------------
     be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

          7.13 Arbitration.  Any controversy or claim arising out of or relating
               -----------
     to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Section 3 as to which the parties shall have the right to apply for relief in any court of competent jurisdiction, shall be resolved by arbitration in San Diego, California, in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. Without limiting the generality of the foregoing sentence, the claims to which this provision shall apply include, but are not limited to: (i) any claims arising out of or related to this Agreement or breach thereof; (ii) any claims arising under any federal, state, or local statute or the common law of any state, regarding compensation or employee benefits, or discrimination, retaliation, harassment, or denial of equal employment opportunity based on sex, race, color, religion, national origin, disability, age, marital status, or any other category protected by law; (iii) any claims arising under the common law of the United States or any state relating to Employee's employment with Company, including without limitation claims alleging negligence, defamation, public policy, tort, infliction of emotional distress, fraud, or misrepresentation; or (iv) any civil claims that Company may have against Employee relating to Employee's employment with Company. Anything herein to the contrary notwithstanding, this Section 7.13 shall not apply to: (i) any claim by Employee for workers compensation benefits or unemployment compensation benefits; or (ii) any claim by Company for injunctive or equitable relief, including without limitation claims related to the enforcement of Section 3 hereof, which may be brought in any court of competent jurisdiction. Employee and Company expressly waive any right to resolve any dispute covered by this Section by filing suit in court for trial by a judge or jury. The arbitrator shall include in any award in the prevailing party's favor costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his, her or its reasonable costs and expenses of the arbitration as he or she deems just and equitable under the circumstances. Except as provided above, each party to the arbitration shall bear his, or its own attorneys' fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

     8.   Settlement. The Company's obligation to make the payments provided for
          ----------
in this Agreement and otherwise perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others other than any such set-off, counterclaim, recoupment, defense or other claim, right or action to which the Company may become entitled in connection with a final judgment in its favor resulting from any theft, embezzlement, conversion or similar act by the Employee.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                    ROBERT F. DRIVER CO., INC.



                    By:_________________________________________________________
                    Name:_______________________________________________________
                    Title:______________________________________________________


                    CENTERPOINT ADVISORS, INC.



                    By:_________________________________________________________
                    Name:_______________________________________________________
                    Title:______________________________________________________


                    EMPLOYEE:



                    ____________________________________________________________
                    THOMAS W. CORBETT

                                   EXHIBIT A
                                   ---------

                  Business of Insurance Design Administrators
                  -------------------------------------------

     The following activities, in connection with employer self-funded healthcare plans for employees ("Plans"):

          (i)   Consulting, advising and designing Plans;

          (ii) Acting as a third-party Plan Administrator of a Plan (processing claims, preparing reports for Plans and insurers, billing and collection of premiums and fees);

          (iii) Claim management under Plans (including "Claim Check," "Bill Check," LuminX);

          (iv)  Utilization review;

          (v)   COBRA and Section 125 Plan administration;

          (vi) Arrangement, as a broker/agent, for stop loss and excess insurance or reinsurance.